POWER OF ATTORNEY

         American Express Company, a New York corporation (the "Company"), and each of the undersigned officers and directors of the Company, hereby constitute and appoint Richard K. Goeltz, Louise M. Parent, and Stephen P. Norman, jointly and severally, with full power of substitution and revocation, their true and lawful attorneys-in-fact and agents, for them and on their behalf and in their respective names, places and steads, in any and all capacities, to sign, execute and affix their respective seals thereto and file any of the documents referred to below relating to the proposed registration of up to 1,000,000 Common Shares, par value $.60 per share, that may be acquired pursuant to the American Express Shareholder's Stock Purchase Plan: a registration statement under the Securities Act of 1933, as amended, including any amendments thereto on behalf of the Company, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as they might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

   This Power of Attorney may be executed in counterparts.

   IN WITNESS WHEREOF, American Express Company has caused this Power of Attorney to be executed in its name by its Vice Chairman and Chief Financial Officer and its corporate seal to be affixed and attested by its Secretary, and the undersigned officers and directors have hereunto set their hand as of the 28th day of July 1997.

                                             AMERICAN EXPRESS COMPANY

                                          BY: /s/Richard K. Goeltz
                                             -------------------------
                                             Richard K. Goeltz
                                             Vice Chairman and Chief
                                             Financial Officer
[CORPORATE SEAL]

Attest
/s/Stephen P. Norman
---------------------
Stephen P. Norman
Secretary

 By: /s/Harvey Golub                By: /s/Charles W. Duncan Jr.
    -----------------                  --------------------------
     Harvey Golub                       Charles W. Duncan Jr.
     Chairman, Chief Executive          Director
     Officer and Director

By: /s/Kenneth I. Chenault          By: /s/Beverly Sills Greenough
   ------------------------            ---------------------------
     Kenneth I. Chenault                Beverly Sills Greenough
     President, Chief Operating         Director
     Officer and Director

By: /s/Richard K. Goeltz             By: /s/F. Ross Johnson
   ------------------------             --------------------------
     Richard K. Goeltz                  F. Ross Johnson
     Vice President                     Director
     and Chief Financial Officer

By: /s/Daniel T. Henry               By: /s/Vernon E. Jordan Jr.
   -------------------------            ---------------------------
     Daniel T. Henry                    Vernon E. Jordan Jr.
     Senior Vice President              Director
     and Comptroller

By: /s/Daniel F. Akerson             By: /s/Jan Leschly
   --------------------------           ---------------------------
     Daniel F. Akerson                  Jan Leschly
     Director                           Director

By: /s/Anne L. Armstong              By: /s/Drew Lewis
   --------------------------           ---------------------------
     Anne L. Armstrong                  Drew Lewis
     Director                           Director

By: /s/Edwin L. Artzt                By: /s/Aldo Papone
   ---------------------------          ---------------------------
     Edwin L. Artzt                     Aldo Papone
     Director                           Director

By: /s/William G. Bowen              By: /s/Frank P. Popoff
   ---------------------------          ---------------------------
     William G. Bowen                   Frank P. Popoff
     Director                           Director